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                                                                     Exhibit 5.1
                      [Letterhead of Faegre & Benson LLP]

                               November 29, 2001

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  ACT Teleconferencing, Inc.
               Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as counsel to ACT Teleconferencing, Inc. (the "Company"), in connection with the proposed sale of up to 400,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the ACT Teleconferencing, Inc. Employee Stock Purchase Plan of 1998, as amended, and the Stock Option Plan of 2000, as amended, will upon such issuance and sale be legally issued, fully paid, and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus relating to the Registration Statement. However, this consent should not be construed as an indication that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K or Regulation S-B.

     This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                                         /s/ FAEGRE & BENSON LLP